Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated June 25, 2019 to the Board of Directors of Valley National Bancorp (“Valley”) included in Appendix C to the Joint Proxy Statement/Prospectus, which forms a part of the registration statement on Form S-4 (the “Registration Statement”) filed by Valley relating to the proposed merger of Valley and Oritani Financial Corp., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

August 29, 2019